UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

Exceed World, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55377	98-1339955
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1-23-38-6F, Esakacho, Suita-shi, Osaka Japan	564-0063
(address of principal executive offices)	(zip code)

Telephone: +81-6-6339-4177
(registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: “We,” the “Company,” and “Our” refers to Exceed World, Inc.

Item 8.01 Other Events.

The Company has announced and hereby makes notice that the COVID-19 pandemic has caused displacement of the Company’s personnel, and third party service providers, and as a result, the Company anticipates missing the filing deadline of its 10-Q for the period ended March 31, 2020. The Company intends to take advantage of the 45 day extension period, from the original filing due date, to file the report as offered by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exceed World, Inc.

Dated: May 7, 2020	/s/ Tomoo Yoshida
Tomoo Yoshida
Chief Executive Officer